Exhibit 99.1

Calumet Specialty Products Partners, L.P. Reports First Quarter 2019 Results
Calumet reports best first quarter Specialty Products profitability since 2016; Cash Flow from Operations of $27.4 million
INDIANAPOLIS — (PR NEWSWIRE) — May 10, 2019 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” the “Company,” “we,” “our” or “us”), a leading independent producer of specialty hydrocarbon and fuel products, today reported results for the first quarter ended March 31, 2019, as follows:

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions, except per unit data)
Net income (loss)	$16.4	$(4.8)
Adjusted net loss	$(0.7)	$(2.8)
Earnings (loss) per unit	$0.20	$(0.06)
Adjusted loss per unit	$(0.01)	$(0.04)
Adjusted EBITDA	$97.7	$75.0
Adjusted EBITDA (excluding LCM/LIFO)	$59.7	$71.9
The Partnership’s $16.4 million of Net income and $0.20 of Earnings per unit for the first quarter 2019 included, among other items, a $38.0 million favorable net impact related to the non-cash lower of cost or market ("LCM") inventory adjustments and the liquidation of last-in, first-out ("LIFO") inventory layers, as well as an $11.7 million asset disposal and impairment loss. Excluding the impact of LCM, LIFO, asset disposal and impairment losses, and other non-cash items, Adjusted net loss and Adjusted loss per unit were $0.7 million and $0.01 per unit, respectively. The Partnership’s $97.7 million of Adjusted EBITDA for the first quarter 2019 included a $38.0 million favorable net impact related to the non-cash LCM inventory adjustments and the liquidation of LIFO inventory layers. Excluding these impacts, Adjusted EBITDA (excluding-LCM/LIFO) was $59.7 million.
For detailed information on the non-GAAP measures presented in this release and a reconciliation of such measures to the nearest comparable GAAP measure for the periods presented above, please see the sections of this release entitled “Non-GAAP Financial Measures” and “Non-GAAP Reconciliations.”
Management Commentary

“Calumet delivered another strong quarter to start the year, as good execution against our strategy drove the best first quarter results for our core Specialty business that we’ve had in three years, including Net Income of $16.4 million and Adjusted EBITDA of $97.7 million, or $59.7 million after excluding favorable non-cash inventory adjustments," said Tim Go, Chief Executive Officer of Calumet. “Our core business profitability continues to grow, our operational execution is improving, and our operating cash flows and liquidity are strengthening. The Partnership’s improved first quarter results reflect the benefits of the new strategic plans implemented across our core Specialty business last year which, in turn, are helping drive the meaningful sequential and year-over-year improvements to both our Gross Profit and Adjusted EBITDA. During the quarter, our Fuels business also made positive contributions to our consolidated results despite weaker market conditions. In addition, our Self-Help Phase II program captured over $13 million in Adjusted EBITDA. These self-help gains were achieved by the new general managers of our business lines leveraging data driven insights from our new enterprise resource planning system, which is allowing us to better identify opportunities to lower costs, improve margins and identify potential growth opportunities.”

Go concluded, "During the quarter, our liquidity position improved by $9 million, to $460 million, driven by $27.4 million of cash flow from operations. This improvement in liquidity came despite repurchasing approximately $23 million face amount of 2021 Notes in the open market during the first quarter. Since the start of the year, we have repurchased a total of $50 million face amount of 2021 Notes through the end of April. Calumet’s net debt/EBITDA leverage has improved to 4.9x, and I am pleased to report that we extended the term on our inventory financing arrangement with our third-party lender to 2023, demonstrating the Partnership’s access to capital. Improving the Partnership’s capital structure continues to be our most important strategic goal, and while we are pleased with the advancements made during the quarter, we remain committed to delevering our balance sheet further as we continue our transformation to be the premiere specialty petroleum products company in the world."

Specialty Products Segment | Results Summary

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions, except per barrel data)
Specialty products segment gross profit	$92.9	$69.6
Specialty products segment gross profit (excluding LCM/LIFO)	$87.2	$67.4
Specialty products segment Adjusted EBITDA	$56.3	$37.7
Specialty products segment Adjusted EBITDA (excluding LCM/LIFO)	$50.6	$35.5
Specialty products segment gross profit per barrel	$38.07	$33.11
Specialty products segment gross profit per barrel (excluding LCM/LIFO)	$35.73	$32.06
Specialty products quarterly Adjusted EBITDA Margin	16.0%	14.1%
Specialty products segment Adjusted EBITDA Margin (excluding LCM/LIFO)	14.4%	11.0%

During the first quarter, Specialty products segment gross profit was $92.9 million and Adjusted EBITDA was $56.3 million, which included $5.7 million of net favorable LCM and LIFO adjustments. Excluding these non-cash adjustments, first quarter segment gross profit was $87.2 million and Adjusted EBITDA was $50.6 million, which is an improvement of 29% and 43%, respectively, versus the first quarter of 2018. Specialty products segment gross profit per barrel grew more than 11% compared to the year-ago period. Strong segment performance was driven in part by the contributions from the business unit profitability plans implemented last year, as well strong sales volume across lubricating oils and solvents products. The Adjusted EBITDA Margin improved significantly compared to the year-ago period, as the rationalization of low-margin products and sales mix upgrading more than offset the negative impacts of the significant rise in crude costs during the quarter.

Fuel Products Segment | Results Summary

	Three Months Ended March 31,
	2019	2018
	(Dollars in millions, except per barrel data)
Fuel products segment gross profit	$43.1	$43.6
Fuel products segment gross profit (excluding LCM/LIFO)	$10.8	$42.7
Fuel products segment Adjusted EBITDA	$41.4	$38.7
Fuel products segment Adjusted EBITDA (excluding LCM/LIFO)	$9.1	$37.8
Fuel products segment gross profit per barrel	$5.85	$7.49
Fuel products segment gross profit per barrel (excluding LCM/LIFO)	$1.47	$7.34

During the first quarter, Fuel products segment gross profit of $43.1 million decreased compared to results of $43.6 million in the year-ago period, while Adjusted EBITDA of $41.4 million increased compared to $38.7 million in last year’s comparable quarter. Excluding the favorable impact of $32.3 million of non-cash LCM and LIFO inventory adjustments this quarter, Adjusted EBITDA was $9.1 million, down from $37.8 million in the year-ago period, primarily due to the absence of Renewable Identification Numbers (“RINs”) hardship exemptions this quarter. Excluding the impact of RINs hardship exemptions, segment profitability results grew significantly year-over-year, due to improved utilization and higher product realizations at our Shreveport, Great Falls and San Antonio refineries. Gross profit per barrel decreased compared to the year-ago period, primarily due to the absence of RINs hardship exemptions and unfavorable crude differentials for heavy Canadian crude.

Partnership Liquidity
As of March 31, 2019, the Partnership had total liquidity of $459.6 million, comprised of $152.9 million of cash and availability under the revolving credit facility of $306.7 million. As of March 31, 2019, Calumet had a $342.4 million borrowing base, $35.7 million in outstanding standby letters of credit and no outstanding borrowings. The Partnership believes it will continue to have sufficient liquidity from cash on hand, cash flow from operations, borrowing capacity and other means by which to meet its financial commitments, debt service obligations, contingencies and anticipated capital expenditures.

Financial Guidance
Full-Year 2019 Capital Spending Forecast
Through the first quarter of 2019, total capital spending was $11.2 million, primarily related to growth capital and maintenance and turnaround activity. For the full-year 2019 the Partnership’s capital expenditures are expected to come within the range of $80.0 million and $90.0 million.

Operations Summary
The following table sets forth information about the Partnership’s combined operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, and the resale of crude oil in the Partnership’s fuel products segment.

	Three Months Ended March 31,
	2019	2018
	(In bpd)
Total sales volume (1)	109,022	88,033
Total feedstock runs (2)	105,434	84,492
Facility production: (3)
Specialty products:
Lubricating oils	12,357	10,031
Solvents	7,935	7,984
Waxes	1,379	1,239
Packaged and synthetic specialty products (4)	1,874	2,438
Other	1,172	1,706
Total	24,717	23,398

Fuel products:
Gasoline	24,610	17,848
Diesel	30,477	23,049
Jet fuel	2,629	3,747
Asphalt, heavy fuel oils and other	19,329	16,929
Total	77,045	61,573
Total facility production (3)	101,762	84,971

(1)
Total sales volume includes sales from the production at the Partnership’s facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased fuel product blendstocks, such as ethanol and biodiesel, as components of finished fuel products in the Partnership’s fuel products segment sales.

The increase in total sales volume for the three months ended March 31, 2019, as compared to the same period in 2018, is due primarily to improved plant utilization in the first quarter of 2019.

(2)
Total feedstock runs represent the barrels per day (“bpd”) of crude oil and other feedstocks processed at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements.

The increase in total feedstock runs for the three months ended March 31, 2019, as compared to the same period in 2018, is due primarily to improved plant utilization in the first quarter of 2019. In the first quarter of 2018, turnaround activities at the Shreveport refinery and certain third-party processing facilities and maintenance activities negatively impacted our sales volumes.

(3)
Total facility production represents the bpd of specialty products and fuel products yielded from processing crude oil and other feedstocks at the Partnership’s facilities and at certain third-party facilities pursuant to supply and/or processing agreements. The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

The change in total facility production for the three months ended March 31, 2019, as compared to the same period in 2018, is due primarily to the operational items discussed above in footnote 2.

(4)	Represents production of finished lubricants and chemicals specialty products including the products from the Royal Purple, Bel-Ray and Calumet Packaging facilities.

Derivatives Summary
The following table summarizes the derivative activity reflected in the unaudited condensed consolidated statements of operations and unaudited condensed consolidated statements of cash flows for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31,
	2019	2018
	(In millions)
Realized gain (loss) on derivative instruments	$11.7	$(2.1)
Unrealized gain (loss) on derivative instruments	(2.6)	2.0
Total derivative gain (loss) reflected in the unaudited condensed consolidated statements of operations	$9.1	$(0.1)
Total gain (loss) on commodity derivative settlements	$11.7	$(2.1)
Webcast Information
A conference call is scheduled for 9:00 a.m. ET on May 10, 2019 to discuss the financial and operational results for the first quarter of 2019. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.com. Interested parties may also participate in the call by dialing (866) 584-9671 and entering the passcode 9294516. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company's website, under the events and presentations section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products and produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana, and operates 11 manufacturing facilities located in northwest Louisiana, northern Montana, western Pennsylvania, Texas, New Jersey and eastern Missouri.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectation regarding our business outlook and cash flows, (ii) our expectation regarding anticipated capital expenditures and strategic initiatives, (iii) our ability to meet our financial commitments, debt service obligations, contingencies and anticipated capital expenditures, and (iv) statements regarding future Adjusted EBITDA contributions attributable to Phase II of our multi-year self-help program commencing in 2019. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions or dispositions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products and fuel products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; impact of possible divestitures of assets or business; our access to capital, including debt and equity markets, to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuels Standard, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.

We use the following performance and liquidity measures:

EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including debt issuance costs), income taxes and depreciation and amortization.

Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss) and (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), income (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).

Adjusted EBITDA Margin: We define Adjusted EBITDA Margin for any period as Adjusted EBITDA divided by sales.
Adjusted net income (loss): We define Adjusted net income (loss) for any period as: net income (loss) adjusted for (a) impairment; (b) unrealized losses from mark to market accounting for hedging activities; (c) realized gains under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net loss realized in connection with an asset sale that was deducted in computing net income (loss) and (g) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; (h) LCM inventory adjustments and (i) the impact of liquidation of LIFO inventory layers.

Adjusted earnings (loss) per unit: We define Adjusted earnings (loss) per unit for any period as Adjusted net income (loss) divided by average limited partner units (diluted).

Adjusted EBITDA (excluding LCM/LIFO): We define Adjusted EBITDA (excluding LCM/LIFO) for any period as Adjusted EBITDA excluding the impact of LCM inventory adjustments and the impact of liquidation of LIFO inventory layers.

Specialty products segment gross profit (excluding LCM/LIFO): We define Specialty products segment gross profit (excluding LCM/LIFO) for any period as Specialty products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation LIFO inventory layers.

Fuel products segment gross profit (excluding LCM/LIFO): We define Fuel products segment gross profit (excluding LCM/LIFO) for any period as Fuel products segment gross profit excluding the impact of LCM inventory adjustments and the impact of liquidation of LIFO inventory layers.

The definitions of Adjusted EBITDA and Distributable Cash Flow that are presented in this press release are consistent with the calculation of “Consolidated Cash Flow” contained in the indentures governing our 6.50% senior notes due April 15, 2021, that were issued in March 2014 (the “2021 Notes”), our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”) and our 7.75% senior notes due April 15, 2023 (the “2023 Notes”), that were issued in March 2015. We are required to report Consolidated Cash Flow to the holders of our 2021 Notes, 2022 Notes and 2023 Notes and Adjusted EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;

•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;

•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and

•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments.

We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay distributions and interest costs. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.

EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) management recognizes and considers the limitations of these measurements. EBITDA, Adjusted

EBITDA and Adjusted EBITDA (excluding LCM/LIFO) do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, Adjusted net income (loss), Adjusted earnings (loss) per unit, Adjusted EBITDA (excluding LCM/LIFO) and segment gross profit (excluding LCM/LIFO) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Adjusted net income (loss) to Net income (loss), our most directly comparable GAAP financial performance measure; Distributable Cash Flow to net cash provided by (used in) operating activities, our most directly comparable GAAP liquidity measure, for each of the periods indicated; and segment gross profit (excluding LCM/LIFO) to segment gross profit, our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended March 31,
	2019	2018
Sales	$851.3	$750.5
Cost of sales	715.3	637.3
Gross profit	136.0	113.2
Operating costs and expenses:
Selling	13.3	14.7
General and administrative	34.9	40.6
Transportation	35.9	30.3
Taxes other than income taxes	5.1	1.9
Loss on impairment and disposal of assets	11.7	0.5
Other operating (income) expense	1.3	(16.1)
Operating income	33.8	41.3
Other income (expense):
Interest expense	(32.3)	(45.2)
Gain (loss) from debt extinguishment	0.4	(0.6)
Gain (loss) on derivative instruments	9.1	(0.1)
Other	5.3	1.5
Total other expense	(17.5)	(44.4)
Net income (loss) from continuing operations before income taxes	16.3	(3.1)
Income tax benefit from continuing operations	(0.1)	(0.2)
Net income (loss) from continuing operations	$16.4	$(2.9)
Net loss from discontinued operations, net of tax	—	(1.9)
Net income (loss)	$16.4	$(4.8)
Allocation of net income (loss):
Net income (loss)	$16.4	$(4.8)
Less:		.
General partner’s interest in net income (loss)	0.3	(0.1)
Non-vested share based payments	0.1	—
Net income (loss) available to limited partners	$16.0	$(4.7)
Weighted average limited partner units outstanding:
Basic	78,111,551	78,045,360
Diluted	78,175,007	78,045,360
Limited partners’ interest basic and diluted net income (loss) per unit:
From continuing operations	$0.20	$(0.04)
From discontinued operations	—	(0.02)
Limited partners’ interest	$0.20	$(0.06)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$152.9	$155.7
Accounts receivable, net	265.8	198.0
Inventories	291.1	284.1
Derivative assets	28.4	18.3
Prepaid expenses and other current assets	17.5	13.9
Total current assets	755.7	670.0
Property, plant and equipment, net	1,069.0	1,098.1
Investment in unconsolidated affiliates	25.4	25.4
Goodwill	171.4	171.4
Other intangible assets, net	83.8	88.0
Operating lease right-of-use assets	134.4	—
Other noncurrent assets, net	30.7	34.6
Total assets	$2,270.4	$2,087.5
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$237.7	$200.6
Accrued interest payable	44.3	30.7
Accrued salaries, wages and benefits	20.7	25.7
Other taxes payable	18.1	15.2
Obligations under inventory financing agreements	111.8	105.3
Other current liabilities	70.1	33.8
Current portion of operating lease liabilities	61.3	—
Current portion of long-term debt	2.2	3.8
Total current liabilities	566.2	415.1
Pension and postretirement benefit obligations	4.5	4.5
Other long-term liabilities	1.4	1.5
Long-term operating lease liabilities	73.6	—
Long-term debt, less current portion	1,541.2	1,600.7
Total liabilities	2,186.9	2,021.8
Commitments and contingencies
Partners’ capital:
Partners’ capital	91.0	74.4
Accumulated other comprehensive loss	(7.5)	(8.7)
Total partners’ capital	83.5	65.7
Total liabilities and partners’ capital	$2,270.4	$2,087.5

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2019	2018
Operating activities
Net income (loss)	$16.4	$(4.8)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net loss from discontinued operations	—	1.9
Depreciation and amortization	28.2	29.7
Amortization of turnaround costs	4.8	3.3
Non-cash interest expense	1.9	2.7
(Gain) loss on debt extinguishments	(0.4)	0.6
Unrealized (gain) loss on derivative instruments	2.6	(2.0)
Equity based compensation	2.2	1.1
Lower of cost or market inventory adjustment	(38.9)	(3.1)
Operating lease expense	20.8	—
Operating lease payments	(20.6)	—
Loss on impairment and disposal of assets	11.7	0.5
Other non-cash activities	(4.0)	5.2
Changes in assets and liabilities:
Accounts receivable	(69.8)	44.0
Inventories	31.9	(7.5)
Prepaid expenses and other current assets	(3.5)	(8.5)
Derivative activity	(0.1)	(0.1)
Turnaround costs	(1.7)	(6.8)
Accounts payable	37.2	(9.3)
Accrued interest payable	14.4	1.6
Accrued salaries, wages and benefits	(6.8)	(11.3)
Other taxes payable	2.9	(1.0)
Other liabilities	(1.8)	(55.3)
Net cash provided by (used in) operating activities	27.4	(19.1)
Investing activities
Additions to property, plant and equipment	(9.5)	(17.6)
Investment in unconsolidated affiliate	—	(3.8)
Proceeds from sale of unconsolidated affiliate	5.0	—
Proceeds from sale of business, net	—	28.0
Proceeds from sale of property, plant and equipment	3.6	0.2
Net cash provided by (used in) discontinued investing activities	2.0	(0.5)
Net cash provided by investing activities	1.1	6.3
Financing activities
Proceeds from borrowings — revolving credit facility	—	4.5
Repayments of borrowings — revolving credit facility	—	(4.7)
Repayments of borrowings — senior notes	(23.2)	—
Payments on finance lease obligations	(1.0)	(0.3)
Proceeds from inventory financing agreements	279.2	220.4
Payments on inventory financing agreements	(286.1)	(220.4)
Proceeds from other financing obligations	0.3	—
Payments on other financing obligations	(0.6)	(0.8)
Debt issuance costs	—	(3.6)
Contributions from Calumet GP, LLC	0.1	—
Net cash used in financing activities	(31.3)	(4.9)
Net decrease in cash, cash equivalents and restricted cash	(2.8)	(17.7)
Cash, cash equivalents and restricted cash at beginning of period	155.7	514.3
Cash, cash equivalents and restricted cash at end of period	$152.9	$496.6

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended March 31,
	2019	2018
Reconciliation of Net income (loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net income (loss)	$16.4	$(4.8)
Add:
Interest expense	32.3	45.2
Depreciation and amortization	28.2	29.7
Income tax benefit	(0.1)	(0.2)
EBITDA	$76.8	$69.9
Add:
Unrealized (gain) loss on derivative instruments	$2.6	$(2.0)
Amortization of turnaround costs	4.8	3.3
(Gain) loss from debt extinguishment	(0.4)	0.6
Gain on sale of unconsolidated affiliate(3)	(1.2)	—
Loss on impairment and disposal of assets	11.7	0.5
Equity based compensation and other items	3.4	2.7
Adjusted EBITDA	$97.7	$75.0
Less:
Replacement and environmental capital expenditures (1)	6.2	6.6
Cash interest expense (2)	30.4	42.5
Turnaround costs	1.7	6.8
Income (loss) from unconsolidated affiliates(3)	3.8	(3.7)
Income tax benefit	(0.1)	(0.2)
Distributable Cash Flow	$55.7	$23.0

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

(3)
In 2018, the Company and The Heritage Group formed Biosyn Holdings, LLC (“Biosyn”) for the purposes of acquiring Biosynthetic Technologies, LLC (“Biosynthetic Technologies”), a startup company which developed an intellectual property portfolio for the manufacture of renewable-based and bioegradable esters. The initial cash investment of $3.8 million made by the Company into Biosyn was expensed in the period ended March 31, 2018 given Biosyn’s operations were all related to research and development. The Company accounts for its ownership in Biosyn under the equity method of accounting. During March 2019, the Company sold its investment to The Heritage Group and recognized a gain of $5.0 million. For comparability purposes, $3.8 million of the gain is included in Adjusted EBITDA for the period ended March 31, 2019.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF DISTRIBUTABLE CASH FLOW, ADJUSTED EBITDA AND EBITDA TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
(In millions)

	Three Months Ended March 31,
	2019	2018
Reconciliation of Distributable Cash Flow, Adjusted EBITDA and EBITDA to Net cash provided by (used in) operating activities:	(Unaudited)
Distributable Cash Flow	$55.7	$23.0
Add:
Replacement and environmental capital expenditures (1)	6.2	6.6
Cash interest expense (2)	30.4	42.5
Turnaround costs	1.7	6.8
Income (loss) from unconsolidated affiliates (3)	3.8	(3.7)
Income tax benefit	(0.1)	(0.2)
Adjusted EBITDA	$97.7	$75.0
Less:
Unrealized (gain) loss on derivative instruments	$2.6	$(2.0)
Amortization of turnaround costs	4.8	3.3
(Gain) loss from debt extinguishment	(0.4)	0.6
Gain on sale of unconsolidated affiliate(3)	(1.2)	—
Loss on impairment and disposal of assets	11.7	0.5
Equity based compensation and other items	3.4	2.7
EBITDA	$76.8	$69.9
Add:
Unrealized (gain) loss on derivative instruments	$2.6	$(2.0)
Cash interest expense (2)	(30.4)	(42.5)
Equity based compensation	2.2	1.1
Lower of cost or market inventory adjustment	(38.9)	(3.1)
(Income) loss from unconsolidated affiliates(3)	(3.8)	3.7
Gain on sale of unconsolidated affiliates(3)	(1.2)	—
Amortization of turnaround costs	4.8	3.3
(Gain) loss from debt extinguishment	(0.4)	0.6
Operating lease expense	20.8	—
Operating lease payments	(20.6)	—
Loss on impairment and disposal of assets	11.7	0.5
Income tax benefit	0.1	0.2
Changes in assets and liabilities:
Accounts receivable	(69.8)	44.0
Inventories	31.9	(7.5)
Other current assets	(3.5)	(8.5)
Derivative activity	(0.1)	(0.1)
Turnaround costs	(1.7)	(6.8)
Accounts payable	37.2	(9.3)
Accrued interest payable	14.4	1.6
Other current liabilities	(5.7)	(67.6)
Other	1.0	3.4
Net cash provided by (used in) operating activities	$27.4	$(19.1)

(1)
Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(2)	Represents consolidated interest expense less non-cash interest expense.

(3)
In 2018, the Company and The Heritage Group formed Biosyn Holdings, LLC (“Biosyn”) for the purposes of acquiring Biosynthetic Technologies, LLC (“Biosynthetic Technologies”), a startup company which developed an intellectual property portfolio for the manufacture of renewable-based and bioegradable esters. The initial cash investment of $3.8 million made by the Company into Biosyn was expensed in the period ended March 31, 2018 given Biosyn’s operations were all related to research and development. The Company accounts for its ownership in Biosyn under the equity method of accounting. During March 2019, the Company sold its investment to The Heritage Group and recognized a gain of $5.0 million. For comparability purposes, $3.8 million of the gain is included in Adjusted EBITDA for the period ended March 31, 2019.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO NET INCOME (LOSS)
(In millions)

	Three Months Ended March 31,
	2019	2018
Reconciliation of Segment Adjusted EBITDA to EBITDA and Net income (loss):	(Unaudited)
Segment Adjusted EBITDA
Specialty products Adjusted EBITDA	$56.3	$37.7
Fuel products Adjusted EBITDA	41.4	38.7
Discontinued operations Adjusted EBITDA	—	(1.4)
Total segment Adjusted EBITDA	$97.7	$75.0
Less:
Unrealized (gain) loss on derivative instruments	$2.6	$(2.0)
Amortization of turnaround costs	4.8	3.3
Loss on impairment and disposal of assets	11.7	0.5
(Gain) loss from debt extinguishment	(0.4)	0.6
Gain on sale of unconsolidated affiliate(1)	(1.2)	—
Equity based compensation and other items	3.4	2.7
EBITDA	$76.8	$69.9
Less:
Interest expense	$32.3	$45.2
Depreciation and amortization	28.2	29.7
Income tax benefit	(0.1)	(0.2)
Net income (loss)	$16.4	$(4.8)

(1)
In 2018, the Company and The Heritage Group formed Biosyn Holdings, LLC (“Biosyn”) for the purposes of acquiring Biosynthetic Technologies, LLC (“Biosynthetic Technologies”), a startup company which developed an intellectual property portfolio for the manufacture of renewable-based and bioegradable esters. The initial cash investment of $3.8 million made by the Company into Biosyn was expensed in the period ended March 31, 2018 given Biosyn’s operations were all related to research and development. The Company accounts for its ownership in Biosyn under the equity method of accounting. During March 2019, the Company sold its investment to The Heritage Group and recognized a gain of $5.0 million. For comparability purposes, $3.8 million of the gain is included in Adjusted EBITDA for the period ended March 31, 2019.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT METRICS EXCLUDING LCM/LIFO
(In millions)

	Three Months Ended March 31,
	2019	2018
Reconciliation of Segment Metrics Excluding LCM/LIFO:	(Unaudited)
Specialty products segment Adjusted EBITDA	$56.3	$37.7
LCM inventory adjustments	(6.6)	(2.2)
LIFO inventory layer adjustments	0.9	—
Specialty products segment Adjusted EBITDA (excluding LCM/LIFO)	$50.6	$35.5

Fuels products segment Adjusted EBITDA	$41.4	$38.7
LCM inventory adjustments	(32.3)	(0.9)
Fuels products segment Adjusted EBITDA (excluding LCM/LIFO)	$9.1	$37.8

Continuing Operations Adjusted EBITDA	97.7	76.4
Discontinued Operations Adjusted EBITDA	—	(1.4)
Total Adjusted EBITDA	97.7	75.0
LCM inventory adjustments	(38.9)	(3.1)
LIFO inventory layer adjustments	0.9	—
Total Adjusted EBITDA (excluding LCM/LIFO)	$59.7	$71.9

Specialty products segment gross profit	$92.9	$69.6
LCM inventory adjustments	(6.6)	(2.2)
LIFO inventory layer adjustments	0.9	—
Specialty products segment gross profit (excluding LCM/LIFO)	$87.2	$67.4

Fuel products segment gross profit	$43.1	$43.6
LCM inventory adjustments	(32.3)	(0.9)
Fuel products segment gross profit (excluding LCM/LIFO)	$10.8	$42.7

Reported Specialty products segment gross profit per barrel	$38.07	$33.11
LCM/LIFO inventory adjustments per barrel	(2.34)	(1.05)
Specialty products segment gross profit per barrel (excluding LCM/LIFO)	$35.73	$32.06

Reported Fuels products segment gross profit per barrel	$5.85	$7.49
LCM/LIFO inventory adjustments per barrel	(4.38)	(0.15)
Fuels products segment gross profit per barrel (excluding LCM/LIFO)	$1.47	$7.34

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET LOSS
(In millions)

	Three Months Ended March 31,
	2019	2018
Reconciliation of Net Income (Loss) to Adjusted Net Loss	(Unaudited)
Net income (loss)	$16.4	$(4.8)
Add:
LCM inventory adjustments	(38.9)	(3.1)
LIFO inventory layer adjustments	0.9	—
Unrealized (gain) loss on derivative instruments	2.6	(2.0)
(Gain) loss from debt extinguishment	(0.4)	0.6
Amortization of turnaround costs	4.8	3.3
Gain on sale of unconsolidated affiliate(1)	(1.2)	—
Loss on impairment and disposal of assets	11.7	0.5
Equity based compensation and other non-cash items	3.4	2.7
Adjusted net loss	$(0.7)	$(2.8)

Adjusted loss per unit	$(0.01)	$(0.04)

Average limited partner units - diluted	78,175,007	78,045,360

(1)
In 2018, the Company and The Heritage Group formed Biosyn Holdings, LLC (“Biosyn”) for the purposes of acquiring Biosynthetic Technologies, LLC (“Biosynthetic Technologies”), a startup company which developed an intellectual property portfolio for the manufacture of renewable-based and bioegradable esters. The initial cash investment of $3.8 million made by the Company into Biosyn was expensed in the period ended March 31, 2018 given Biosyn’s operations were all related to research and development. The Company accounts for its ownership in Biosyn under the equity method of accounting. During March 2019, the Company sold its investment to The Heritage Group and recognized a gain of $5.0 million. For comparability purposes, $3.8 million of the gain is included in Adjusted EBITDA for the period ended March 31, 2019.